Exhibit 10.1

CERTAIN INFORMATION HAS BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(10) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE MARKED [***].

DEVELOPMENT AND LICENSE AGREEMENT

BY AND BETWEEN

CAPSTONE DEVELOPMENT SERVICES COMPANY, LLC

LONG GROVE PHARMACEUTICALS, LLC

AND

HERON THERAPEUTICS, INC.

September 23, 2026

DEVELOPMENT AND LICENSE AGREEMENT

This DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) is entered into and made effective as of September 23, 2026 (the “Effective Date”) by and between HERON THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware, with offices located at 25 Fenton Main Street, Suite 300, Cary, North Carolina 27511 (“Heron”), Capstone Development Services Company, LLC, a limited liability company under the laws of the State of Delaware with offices at [***] (“Capstone”) and LONG GROVE PHARMACEUTICALS, LLC, a limited liability company organized under the laws of the State of Delaware, with offices located at [***] (“Long Grove”). Capstone is a party to this Agreement solely to provide the limited undertakings set forth in Sections 7.6 (Exclusivity) and 12.13 (Capstone Backstop Obligations), and, except as expressly set forth in such Sections 7.6 and 12.13, Capstone shall have no rights, obligations, or liabilities under this Agreement.

RECITALS

A.
Long Grove is an Affiliate of Capstone.
B.
Long Grove is engaged in the development and manufacture of pharmaceutical products.
C.
Heron is engaged in the commercialization of pharmaceutical products.
D.
Long Grove and Heron wish to collaborate to develop, sell and market pharmaceutical products.
E.
[***].
F.
Long Grove and Heron wish to explore additional potential collaboration projects as set forth in more detail in Section 2.5 below to develop, sell and market additional pharmaceutical products, either pursuant to amendments to this Agreement or pursuant to similar agreements to be negotiated and entered by the Parties.
G.
In order to enable the proposed collaboration, Long Grove wishes to license to Heron, and Heron wishes to license from Long Grove, certain intellectual property and know-how set forth herein.

NOW, THEREFORE, in consideration of the promises of the Parties herein contained, it is mutually agreed as follows:

1.
DEFINITIONS

[CERTAIN DEFINED TERMS IN THIS SECTION HAVE BEEN OMITTED WITHOUT BEING MARKED AS [***]].

As used in this Agreement, the following terms will have the following meanings:

“Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person will be deemed to be “controlled by” or “under common control with” any other Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person whether by contract, ownership of voting securities, membership interests or otherwise.

“Agreement” has the meaning set forth in the Preamble hereof.

“API” means the active pharmaceutical ingredient for [***].

“Applicable Law” means all statutes, regulations, directives, ordinances, orders, rulings, agency or court interpretations (including common law), or other action or requirement of any Governmental Authority in any jurisdiction in the world, whether currently in force or enacted during the Term, applicable to the Development, Manufacture, import, distribution, promotion, marketing or sale of [***], including any such rules, regulations, guidelines, guidance, or other requirements of all applicable Regulatory Authorities, that may be in effect from time to time.

“Background Intellectual Property Rights” means all Intellectual Property Rights and Know-How Controlled by a Party that arose prior to the Effective Date or developed independently by such Party separate and apart from this Agreement.

“Bankruptcy Code” has the meaning set forth in Section 9.5 hereof.

“Capstone” has the meaning set forth in the Preamble hereof.

“cGMP” means (i) the good manufacturing practices required by FDA and set forth in the Act or FDA regulations, policies or guidelines in effect at a particular time for manufacturing and testing pharmaceutical materials; and (ii) the corresponding regulatory requirements of each applicable jurisdiction relating to Manufacturing and testing pharmaceutical materials.

“Change of Control” means, with respect to Long Grove, (i) a merger, consolidation, or other transaction (or series of transactions) in which the beneficial owners of Long Grove’s outstanding voting securities immediately prior to such transaction(s) do not, immediately after such transaction(s), hold securities representing more than fifty percent (50%) of the voting power of the surviving or resulting entity, (ii) the sale, lease, transfer, or other disposition of all or substantially all of Long Grove’s assets relating to [***], or (iii) the acquisition, through a transaction or series of transactions, by any Person or group of Persons of beneficial ownership of securities representing more than fifty percent (50%) of the voting power of Long Grove.

“Claim” means any demand or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced, or threatened against a Person.

“CM&C Know-How” means all such information as is reasonably anticipated to become a part of the Chemistry, Manufacturing and Controls section of a regulatory submission document included in the [***], as set forth in 21 C.F.R. § 314.50.

“Commercial Production” has the meaning set forth in Section 6.2(c) hereof.

“Commercialization Plan” has the meaning set forth in Section 6.1(b) hereof.

“Commercially Reasonable Efforts” means, with respect to a Person, the carrying out of obligations in a sustained manner consistent with the efforts such Person devotes (and that in no event is less than the level of effort and resources standard in the pharmaceutical industry for a company similar in size and scope to such Person) with respect to a product of similar market potential, profit potential, strategic value, the regulatory environment, product labeling, the competitive market conditions in the therapeutic area, safety and efficacy of [***], the strength of its proprietary position or liability risk based on conditions then prevailing. Without limiting the foregoing, Commercially Reasonable Efforts of a Person in all cases requires at least that: (i) such Person promptly assigns responsibility for such obligations to specific employees who are held accountable for progress and monitor such progress on an ongoing basis; (ii) such Person sets and consistently seeks to achieve specific and meaningful objectives for carrying out such obligations; and (iii) such Person consistently makes and implements decisions and allocates resources designed to advance progress with respect to such objectives.

“Confidential Information” means any and all non-public and/or proprietary materials, data or other information (whether or not patentable) regarding a Person’s Know-How, products, business information or objectives, that is designated as confidential in writing by the disclosing Person that is provided or communicated to the recipient or its Affiliates, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, data or other information is disclosed by such Person to the recipient or to which the recipient or its Affiliates have access; further, Confidential Information includes any data, ideas, concepts or techniques contained therein, as well as any copies thereof, and shall include, without limitation, non-public and/or proprietary information or material related to (i) financial information, business plans, projections or strategies, property, business practices and relationships, corporate policies, procedures, processes, systems, methods of operation, or marketing plans; (ii) research, development or other investigative activities; (iii) regulatory and quality control practices, procedures or policies; (iv) products, specifications, formulas, ingredients, pricing policies, marketing plans, product costs or promotional activities, including samples of products and the structure and utilities of final and intermediate product compositions; (v) customer, investor, supplier or employee information or agreements or other contractual relationships; (vi) medical, scientific or other technical information, including manufacturing capacities, equipment, processes and plant layout; (vii) corporate, strategic, commercial, license or other agreements; (viii) intellectual property such as, but not limited to, patents, patent applications, copyrights, copyright registrations, inventions, innovations, improvements, Know-How, trade secrets or other proprietary information. Confidential Information may be disclosed orally, visually, in writing, by delivery of materials containing Confidential Information or in any other form, including, without limitation, any documents, materials, samples, drawings, diagrams, designs, flowcharts, databases, models, plans and software (including source and object codes). Notwithstanding the foregoing, materials, data or other information that are disclosed by a Person in writing without an appropriate letter, stamp or legend, or that are orally, electronically or visually disclosed by a Person, also constitute Confidential Information of such Person if (i) within [***] ([***]) calendar days after such disclosure, such disclosing Person delivers to the recipient a written document or documents describing the materials, data or other information, indicating that such materials, data or other information constitute Confidential Information, and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the individuals to whom such disclosure was made, or (ii) such materials, data or other information are of the type that are customarily considered to be confidential information by Persons engaged in activities that are substantially similar to the activities being engaged in by the Persons exchanging such information. Confidential Information does not include any information that is (a) already known to the recipient prior to the date of disclosure to the recipient as evidenced by the recipient’s written records made prior to such date, (b) publicly known prior to or after disclosure other than through unauthorized acts or omissions of the recipient, (c) disclosed in good faith to the recipient by a Third Party lawfully and contractually entitled to make such disclosure or (d) developed by or for the recipient without the use of any Confidential Information of the disclosing Person, as evidenced by the recipient’s written records. Licensed Know-How, subject to the exception (b) set forth in the preceding sentence, shall be deemed to be the Confidential Information of Heron.

“Control” means, with respect to any Know-How or Intellectual Property Rights, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Intellectual Property Right as provided for herein without violating the terms of any written agreement with any Third Party.

“Cover”, “Covered” or “Covering” means, with respect to the applicable subject matter (the applicable composition of matter, compound, product, material, method or other item) and a Patent, that the making, using, selling, offering for sale and/or importing of such subject matter (including the use of a method of manufacture) would infringe a Valid Claim of such Patent (as issued or in the case of a patent application, evaluating the Valid Claims thereof for infringement as though they were issued as of the date of such evaluation) in the applicable country in which the activity occurs.

“Damages” has the meaning set forth in Section 10.1(a) hereof.

“Development” means, with respect to [***], the performance of all pre-clinical and clinical development (including toxicology, pharmacology, test method development and stability testing, process development, formulation development, quality control development, statistical analysis), clinical trials (excluding clinical trials conducted after Regulatory Approval by the FDA), Manufacturing and regulatory activities that are required to obtain Regulatory Approval of Product in the Territory.

“Dismissed Litigation” has the meaning set forth in Section 9.4(g) hereof.

“Effective Date” has the meaning set forth in the Preamble hereof.

“Existing Supplier” means the supplier listed on Exhibit 1.

“FDA” means the United States Food and Drug Administration and any successor agency and the corresponding regulatory authority of each jurisdiction in the Territory.

“Field” means [***].

“First Commercial Sale” means, with respect to a product, the first sale to a Third Party customer of such product in the Territory after receipt of all Regulatory Approvals required for the sale of such product in such country.

“Force Majeure” has the meaning set forth in Section 12.5 hereof.

“GAAP” means United States Generally Accepted Accounting Principles, consistently applied.

“Governmental Authority” means any supra-national, federal, national, regional, state, provincial, local, or other governmental department, Regulatory Authority, judicial or administrative body, whether domestic or foreign, or international.

“Gross Sales” means the gross sales billed to customers by Heron, its Affiliates, and its direct and indirect sublicensees for [***] (for purposes of determining whether a given sale occurs during a computation period, [***] will be considered sold when recognized as revenue pursuant to Heron’s revenue recognition policies in accordance with GAAP). If [***] is sold as part of [***], the Gross Sales of [***] for the purpose of calculating royalties owed under this Agreement shall be determined as follows: the actual Gross Sales of [***] shall be multiplied by the fraction A/(A+B), where A is the average gross selling price in the applicable country of [***] sold separately, if sold separately, in the same formulation and dosage, and B is the sum of the average gross selling prices in the applicable country of each other active ingredient, drug, device, test, kit or biological product in [***] sold separately, if sold separately, in the same formulation, dosage or unit quantity. If any active ingredient, drug, device, test, kit or biological product in [***] is not sold separately in the relevant formulation, dosage or unit quantity, Gross Sales shall be calculated by making an adjustment determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of [***] in [***] to the total fair market value of [***].

For clarification, sale of [***] and [***] by Heron or any of its Affiliates or sublicensees to another of these entities for resale by such entity to a Third Party shall not be deemed a sale for purposes of this definition of “Gross Sales”. Further, transfers or dispositions of [***] or [***]: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical, regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (iv) for use in any tests or studies reasonably necessary to comply with any Applicable Law, regulation or request by a Regulatory Authority shall not, in each case of (i) through (iv), be deemed sales of such Product for purposes of this definition of “Gross Sales.”

“Heron” has the meaning set forth in the Preamble hereof.

“Heron CMO” means the contract manufacturer chosen by Heron to Manufacture Product to be qualified and validated as an additional commercial manufacturing site for [***] pursuant to the Technology Transfer and Qualification activities.

“Heron CMO Agreement” means the supply agreement entered into between Heron and the Heron CMO for the commercial supply of Product.

“Heron-CMO Pharmacovigilance Agreement” has the meaning set forth in Section 6.2(c) hereof.

“Heron Indemnified Parties” has the meaning set forth in Section 10.1(b).

“Heron Patents” has the meaning set forth in Article 1 (Definitions).

“Indemnified Party” has the meaning set forth in Section 10.1(c) hereof.

“Indemnifying Party” has the meaning set forth in Section 10.1(c) hereof.

“Initial Term” has the meaning set forth in Section 11.1 hereof.

“Intellectual Property Rights” means any copyright, Patent, design or trade mark rights (whether registered, unregistered or applied for anywhere in the world), trade secret rights in getup or trade dress and rights in databases (whether in writing or recorded in any form) or any other proprietary rights arising from intellectual activity in business, industrial, scientific or artistic fields; including, in respect of the foregoing, all present and future rights and all rights in all applications to register these rights, all renewals and extensions of these rights, all rights in the nature of these rights and all rights to sue for infringement or passing-off of these rights.

“Joint Inventions” has the meaning set forth in Section 9.2(b) hereof.

“Know-How” means all information, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, technical assistance, designs, drawings, experimentation methods, specifications, copies of results books and lab notebooks, photographs of experiments, assays, materials (including biological, pharmacological, toxicological, pharmaceutical and chemical), formulations, data (including pharmacological, biological, chemical, toxicological, clinical and analytical information, quality control, trial and stability data), data analyses, reports, studies, designs for experiments and tests and results of experimentation and testing (including results of research or development), summaries and information contained in submissions to and information from ethical committees or Regulatory Authorities, and manufacturing process and development information, results and data, whether or not patentable, and data and information (including analytical, pre-clinical, clinical, safety, Manufacturing and quality control). “Know-How” excludes patent rights.

“Licensed Know-How” means all Know-How Controlled by Long Grove or any of its Affiliates, as of the Effective Date or at any time during the Term, including without limitation Know-How embodied in Sole Inventions and Joint Inventions, that is necessary or useful for the Development, Manufacture, import, distribution, promotion, marketing or sale of [***] in the Territory.

“Licensed Patents” means the Patents listed on Appendix A and any additional Patents that may be designated from time to time by Heron that are Controlled by Long Grove or any of its Affiliates at the Effective Date or at any time during the Term, including without limitation Patents underlying Sole Inventions and Joint Inventions, that Cover (i) [***] or the Development, import, distribution, promotion, marketing or sale of [***] in the Territory (including the composition of matter thereof), or (ii) method of making and/or Manufacturing [***] (including the composition of matter thereof). Appendix A shall be amended upon written notice by Heron to Long Grove to incorporate any Patents that are added to the definition of “Licensed Patents” pursuant to the preceding sentence.

“Licensed Technology” means the Licensed Know-How and the Licensed Patents.

“Long Grove” has the meaning set forth in the Preamble hereof.

“Long Grove Indemnified Parties” has the meaning set forth in Section 10.1(a) hereof.

“Manufacture,” “Manufacturing” or any derivative thereof means, with respect to a particular active pharmaceutical ingredient, excipient, other ingredient, or product as a whole, all steps in propagation or manufacture and preparation of the foregoing, including the manufacturing, processing, filling, formulating, testing (including in-process testing), packaging, labeling, holding and storing, quality control testing and release of the foregoing.

“Manufacturing Process” means the process (or any step in the process) used or planned to be used for the Manufacture of a particular active pharmaceutical ingredient, excipient, or other ingredients comprising [***], or [***] as a whole, including but not limited to formulation, assays, protocols, standard operating procedures, methods, vendor and supplier information and costs, regulatory correspondences, and raw material specifications.

“Materials” means all the starting materials, excipients, raw materials, active pharmaceutical ingredients, process consumables, vials, stoppers, syringes, media, feed, resins, reagents, packaging and labeling components, and all other supplies of any kind used in connection with Manufacturing [***].

“Milestone Payments” has the meaning set forth in Section 4.1 hereof.

“Net Sales” means Gross Sales to independent Third Parties for sales of [***]on an SKU basis in the Territory in an arm’s-length transaction less the sum of the following to the extent documented to Long Grove incurred to generate, or directly in connection with, such Gross Sales:

a.
reasonable and customary quantity, trade, prompt payment, cash, volume discounts, and other discounts and allowances;
b.
rejected and damaged goods;
c.
government mandated rebates actually given;
d.
rebates, refunds, credits, discounts, returns, chargebacks, fees, retroactive price adjustments, sales deductions, shelf stock or floor stock adjustments, reimbursements or similar payments, co-pay assistance, billing errors, customer penalties, failure to supply adjustments, and other allowances actually allowed or given to customers, wholesalers or other distributors (including retailers), buying groups or other institutions and bad debts relating to sales of [***] in accordance with GAAP during the applicable calculation period;
e.
Medicaid rebates actually paid or accrued with respect to [***];
f.
actual transportation charges incurred, including freight pick-up allowances, if any, to the extent such items are invoiced and included in Gross Sales; and
g.
sales tax, value added tax, and other taxes (other than income or corporation tax), duties, government charges levied on or measured by the billing amount, as adjusted for rebates or refunds to the extent such items are invoiced and included in Gross Sales.

Net Sales will be determined in accordance with GAAP, consistent with Heron’s practices, books and records, and Heron’s quarterly and annual filings with the Securities and Exchange Commission.

“NDA” has the meaning set forth in Section 4.1 hereof.

“Party” or “Parties” means Heron and Long Grove individually, and collectively, as applicable.

“Patent” means:

a.
all patents and patent applications, including provisional patent applications;
b.
all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, converted provisionals, and continued prosecution applications;
c.
any and all patents that have issued or in the future issue from the foregoing patent applications in (a) and (b), including utility models, petty patents and design patents and certificates of invention;
d.
any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b) and (c); and
e.
any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to any of such foregoing patent applications and patents.

“Patent Challenge” means any direct dispute or challenge instituted by Heron or its Affiliate or a sublicensee of the validity, patentability or enforceability of, or opposition or assistance in the opposition of the grant of any letters patent of, (i) any Licensed Patent (or any claim thereof) included as a Licensed Patent (or any claim thereof) that exists and has been licensed to Long Grove as of the Effective Date pursuant to [***], or (ii) any Patent that claims priority to the foregoing, in each case in any legal or administrative proceedings, including in a court of law, before the USPTO or other agency or tribunal in any jurisdiction, or in arbitration including, without limitation, by re-examination, inter partes review, opposition, interference, post-grant review, nullity proceeding, pre-issuance submission, Third Party submission, derivation proceeding or declaratory judgment action. The term “Patent Challenge” will not include (a) Heron, its Affiliate or sublicensee being an essential party in any patent interference proceeding before the USPTO, which interference Heron acts in good faith to try to settle, (b) Heron, its Affiliate or sublicensee due to its status as an exclusive licensee of patent rights other than the Licensed Patents, being named by the licensor of such patent rights as a real party in interest in such an interference, so long as Heron either abstains from participation in, or acts in good faith to settle, the interference, (c) Heron, its Affiliate or sublicensee participates in a challenge pursuant to a subpoena, court order or through a proceeding initiated by the USPTO, (d) with respect to any Third Party that becomes an Affiliate or sublicensee of Heron during the Term as a result of a change of control of Heron or acquisition of such Third Party by Heron, this provision will not apply to any Patent Challenge involving such Third Party if such Patent Challenge was initiated before the signing of the definitive document(s) pursuant to which such Third Party becomes such an Affiliate or sublicensee of Heron, (e) Heron, its Affiliate or sublicensee challenging a Licensed Patent as a counterclaim to or defense of, or accompanying a defense of, an action for infringement by Long Grove, its Affiliates or a Third Party. A “Patent Challenge” will also not include arguments made by Heron that (i) distinguish the inventions claimed in patents or patent applications owned or controlled by Heron (“Heron Patents”) from those claimed in the Licensed Patents but (ii) do not raise any issue of Licensed Patents’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, in each case (A) in the ordinary course of ex parte prosecution of the Heron Patents, or (B) in inter partes proceedings before the USPTO or other agency or tribunal in any jurisdiction (excluding interferences or derivation proceedings), or in arbitration, wherein the Heron Patents have been challenged, or (C) in any court proceeding in which the Heron Patents are the subject matter of such proceeding.

“Person” means any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent or trademark, the preparing, filing, prosecuting and maintenance of such Patent or trademark, as well as handling re-examinations and reissues with respect to a Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent or trademark. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent or trademark.

“Quality Agreement” has the meaning set forth in Section 6.2(c) hereof.

“Quarterly Documented Expenses” has the meaning set forth in Section 4.3(a) hereof.

“Recall” means and includes any withdrawal, recall or field correction with respect to any Product; in each case taken in the good faith belief that such action is appropriate under the circumstances or any seizure of such Product by FDA.

“Regulatory Approval” means, with respect to a country or regulatory jurisdiction in the Territory, any and all approvals, licenses, registrations or authorizations of any Regulatory Authorities necessary to manufacture, use, store, import, transport and/or commercially distribute, sell or market the applicable Product in such country, including, where applicable, (i) pricing or reimbursement approval in such country, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (iii) labeling approval and (iv) technical, medical and scientific licenses.

“Regulatory Authority” or “Regulatory Authorities” means FDA and its successors, state or local regulatory groups, departments, bureaus, commissions, councils or other governmental entities in the Territory that have jurisdiction over [***], whether its development, manufacture, handling, storage, transportation, destruction or otherwise.

“Regulatory Communications” means, with respect to [***], any and all communications, reports, and submissions submitted to or received from any Regulatory Authority necessary for post-Regulatory Approval compliance for [***], other than Regulatory Submissions.

“Regulatory Submissions” means, with respect to [***], any and all applications, filings, dossiers, modifications, amendments, supplements, revisions, registrations, reports, submissions, and associated correspondence submitted to or received from any Regulatory Authority necessary to obtain or maintain Regulatory Approvals.

“Renewal Term” has the meaning set forth in Section 11.1 hereof.

“Residual Knowledge” means knowledge, techniques, experience and Know-How that are (i) reflected in any Confidential Information owned or Controlled by the disclosing Party and (ii) retained in the unaided memory of any authorized representative of the receiving Party after having access to such Confidential Information; provided that “Residual Knowledge” shall not include any Know-How constituting trade secrets, formulations, specifications, or batch records. A Person’s memory will be considered to be unaided if the Person has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it, and no group of individuals may pool or aggregate their respective unaided memories in order to reconstitute Confidential Information that no individual among them could reproduce alone.

“Royalty” has the meaning set forth in Section 4.2(a) hereof.

“Sales Year” means the four calendar quarters commencing with the first calendar quarter after the First Commercial Sale, and each following four calendar quarter period following the end of the prior four calendar quarter period. [***].

“Specifications” means the Manufacturing specifications contained in [***], as amended from time to time to comply with FDA or cGMP.

“Sole Inventions” has the meaning set forth in Section 9.2(a) hereof.

“Sublicense” means an agreement or arrangement in which Heron or any Affiliate (i) grants or otherwise transfers some or all of the rights licensed to Heron hereunder, or (ii) agrees not to assert such rights to sue, prevent, or seek a legal remedy for the Manufacture or commercialization of any Licensed Technology or [***].

“Supply Agreement” has the meaning set forth in Section 6.2(b) hereof.

“Tech Transfer JSC” has the meaning set forth in Section 2.3 hereof.

“Technology Transfer and Qualification” has the meaning set forth in Section 2.2 hereof.

“Technology Transfer Plan” has the meaning set forth in Section 2.2 hereof.

“Term” has the meaning set forth in Section 11.1 hereof.

“Territory” means the United States of America, including its territories, commonwealths and possessions, including, but not limited to Puerto Rico, U.S. Virgin Islands, Guam, American Samoa and U.S. military bases worldwide.

“Third Party” means any Person other than the Parties and their Affiliates.

“USD” or “U.S. Dollars” has the meaning set forth in Section 4.5 hereof.

“USPTO” means the United States Patent and Trademark Office and any successor agency.

“Valid Claim” means either:

(a) any claim of an issued and unexpired Patent which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and that is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise (i.e., only to the extent the subject matter is disclaimed or is sought to be deleted or amended through reissue), or

(b) any claim of a pending Patent that has not been abandoned, finally rejected or expired without the possibility of appeal, provided however, that (x) Valid Claim shall exclude any such pending claim in an application that has not been granted within [***] ([***]) years following the earliest priority filing date for such application and (y) Valid Claim shall exclude any such pending claim that does not have a reasonable bona fide basis for patentability, in either case of (x) or (y) unless and until such claim is granted.

2.
PRODUCT DEVELOPMENT; TECHNOLOGY TRANSFER AND QUALIFICATION; Technology Transfer JOINT STEERING COMMITTEE
2.1.
Product Development. Long Grove shall, at its own cost and expense, be solely responsible for the performance of all activities that will be necessary to complete Development of [***] through Regulatory Approval by the FDA for [***], and shall use Commercially Reasonable Efforts to obtain Regulatory Approval by the FDA for [***] within [***] ([***]) years from the Effective Date. To the extent [***] are required to support [***] or any additional work is required to address any deficiency cited by FDA in reviewing [***], Long Grove shall use Commercially Reasonable Efforts to promptly prepare and generate any additional studies [***], reports, development batches, and data that are deemed necessary by Long Grove to satisfy the requirements of the FDA. The Parties acknowledge and agree that upon any FDA communication stating that [***] is required for approval of [***], Long Grove shall be responsible for, and agrees to promptly conduct, [***] for [***]. Commencement of material activities to commence [***] shall begin immediately following receipt of the above referenced FDA communication with the goal of commencing [***] as soon as possible.

2.2.
Technology Transfer and Qualification. Long Grove and Heron shall use Commercially Reasonable Efforts to agree upon a Technology Transfer Plan (the “Technology Transfer Plan”) within [***] ([***]) days after the Effective Date, such agreement not to be unreasonably withheld, delayed, or conditioned, which shall be attached to this Agreement as an Appendix B once agreed upon and executed by both Parties. The Technology Transfer Plan shall set forth in reasonable detail (i) the plan for the transfer of the Manufacturing Processes, Specifications, and Materials to, and the steps and process for completion of validation and qualification of, the Heron CMO as a secondary qualified site for the commercial supply of Product at commercial scale (“Technology Transfer and Qualification”), (ii) a detailed allocation of activities to be performed by each Party with timelines for achievement, and (iii) the proposed budget for the Technology Transfer and Qualification activities. Following the Parties’ agreement on such Technology Transfer Plan, Long Grove shall work in good faith and with reasonable diligence to promptly support Heron in carrying out the agreed activities. All costs of the Technology Transfer and Qualification activities shall be borne by Heron, subject to the subsequent reimbursement provisions of Section 4.3. Either Party shall have the right to propose revisions to the Technology Transfer Plan and corresponding revisions to the budget at any time. All proposed revisions of the Technology Transfer Plan and the budget shall be discussed and refined by the Tech Transfer JSC, but shall be treated as an amendment to this Agreement and subject to the approval of both Parties, such approval not to be unreasonably withheld, delayed, or conditioned by either Party. Heron shall lead the performance of the Technology Transfer and Qualification activities, which shall include, but not be limited to, the following:
(a)
Heron shall oversee all activities to be performed by the Heron CMO, including placing all orders for all Materials, oversight of suite preparation and equipment procurement, personnel training, scheduling test batches of product, overseeing the execution of any necessary tests and studies, and conduct of meetings with, and preparation and submission of all necessary correspondence and filings to, applicable Regulatory Authorities;
(b)
Long Grove shall, at Heron’s direction, deliver the Manufacturing Process and Specifications for [***], and make available to Heron’s CMO all Licensed Know-How necessary or useful for the Manufacture of [***] that is not otherwise set out in the Manufacturing Process or Specifications, including documentation in the possession or under the Control of such Party constituting performance advice, shop practice, control methods and any other materials that may be necessary or reasonably useful to enable Heron’s CMO to Manufacture [***], which for clarity, includes all information that is a part of the chemistry, Manufacturing and Controls section of a regulatory submission document included in [***] or could reasonably be anticipated to become a part of such submission, or is otherwise related to the formulation of the API or Product (including all information necessary for successful operation of the transferred process and all biochemical and biophysical analytical assays, in vitro assays and in vivo assays (including all proprietary materials necessary or useful for performing such assays), pharmacokinetic analytics, pharmacodynamics markers, bioanalytical methods for anti-drug antibodies (neutralizing antibodies and binding antibodies), including standard operating procedures, validation procedures used for biosimilarity testing and data received thereon).

(c)
Heron and Long Grove shall cause all appropriate employees and representatives to meet with employees or representatives of Heron’s CMO or the other Party at mutually convenient times, to assist with the working up and use of the Manufacturing Process for [***] and with the training of personnel to the extent necessary or reasonably useful to enable Heron’s CMO to use and practice such Manufacturing Process.
(d)
Heron and Long Grove shall each use Commercially Reasonable Efforts to provide such information in its possession and Control to assist Heron’s CMO in obtaining any necessary license, permit or approval from any Regulatory Authority with respect to Heron’s CMO’s Manufacture of [***].
(e)
The Technology Transfer and Qualification activities set forth in Section 2.2 shall occur in an orderly fashion and in a manner such that the confidentiality of the transferred Licensed Technology and regulatory documentation are preserved in all material respects. During the Term, Long Grove shall provide to Heron full and prompt disclosure, but in no event less frequently than semi-annually, of any Licensed Technology (including CM&C Know-How) that becomes Controlled by Long Grove or any of its Affiliates after the Effective Date and that is necessary or useful to Heron to conduct its activities or exercise its rights as contemplated hereunder and shall, in the case of Licensed Know-How (including CM&C Know-How), promptly following such disclosure, transfer to Heron such Licensed Know-How (including CM&C Know-How). For clarity, notwithstanding anything to the contrary herein, Long Grove and Heron shall jointly own all right, title and interest in any Know-How conceived, reduced to practice, isolated, created or identified in the course of conducting the Technology Transfer and Qualification activities (and any patent rights covering or claiming such Know-How), with each Party having an equal, undivided interest therein and the right to use, license and exploit such jointly owned Know-How and patent rights without the consent of, or accounting to, the other Party, except as otherwise expressly set forth in this Agreement.
2.3.
Tech Transfer Joint Steering Committee. The Parties will form a Tech Transfer Joint Steering Committee within two (2) weeks of the Effective Date (the “Tech Transfer JSC”), which will be comprised of three (3) representatives from Heron and two (2) representatives from Long Grove. The Tech Transfer JSC will meet and convene on a schedule to be mutually agreed by all members of the Tech Transfer JSC, such agreement not to be unreasonably withheld, delayed, or conditioned, but not less than once each calendar quarter. The Tech Transfer JSC will be responsible for (i) the oversight of the implementation of the Technology Transfer and Qualification activities, (ii) considering and advising the Parties with respect to the Technology Transfer Plan and budget, and any amendments thereto, and (iii) ensuring that the Technology Transfer and Qualification activities occur successfully, on time, and within budget. The Tech Transfer JSC shall dissolve upon First Commercial Sale of Product that has been Manufactured by the Heron CMO. In the event that the Tech Transfer JSC members are unable to unanimously agree on the resolution of any issue within the Tech Transfer JSC’s oversight, then upon written notice from one Party to the other Party, the matter will be escalated to the most senior executive within each Party that is responsible for the business at hand, and these representatives of each Party will meet and confer in person within [***] ([***]) calendar days of receipt of such written notice in an effort to mutually resolve such matter. In the event that such executives are unable to agree on the resolution of such issues within such ten-day period, the issue shall be resolved as determined by the vote of a majority of the members of the Tech Transfer JSC.
2.4.
[***].
2.5.
Additional Collaborations. The Parties desire to collaborate on [***] (each, an “[***]”) in addition to [***]. The Parties shall meet and discuss periodically such [***] to be considered by both Parties for addition to this Agreement or for collaboration under a similar agreement. Upon mutual agreement between the Parties as to [***], the Parties may negotiate and enter into an amendment setting forth the terms for [***] or a new agreement. For the avoidance of doubt, an amendment for [***] shall set forth different terms from this Agreement, each of which shall be negotiated by the Parties, including without limitation, with respect to (a) financials; (b) intellectual property; (c) development; and (d) commercialization.
3.
REGULATORY
3.1.
Long Grove’s Obligations. Long Grove will own [***], and shall prepare and file all Regulatory Submissions with FDA as may be required to obtain and maintain approval of [***] the Term. Heron agrees to provide to Long Grove relevant information and reasonable assistance as Long Grove may reasonably require for purposes of obtaining and maintaining [***]. On the Effective Date, Long Grove shall provide Heron with an initial development plan and shall thereafter provide Heron with periodic regulatory updates each calendar quarter until [***] receives Regulatory Approval. Long Grove will be responsible for all interactions with the FDA with respect to [***] in the United States; provided, that (a) Long Grove shall promptly provide Heron with copies of all correspondence received from any Regulatory Authority relating to [***] in the United States, provide Heron with an opportunity to review Long Grove’s response, and shall not unreasonably deny incorporating any of Heron’s comments that are timely received into Long Grove’s response thereto, and (b) prior to Regulatory Approval of [***], Long Grove shall provide Heron with updates after any meetings with the FDA or any other Regulatory Authority concerning [***] in the United States. After Regulatory Approval of [***], Long Grove shall allow Heron to participate and attend all meetings with the FDA or any other Regulatory Authority concerning [***] in the United States. Long Grove shall provide to Heron copies of any correspondence relating to any scheduled material meeting, conference, or discussion (including any advisory committee meeting, pre-submission meetings, product development meetings or oral arguments) with the FDA relating to such Product in advance of the applicable meeting, conference or discussion. In addition, Long Grove will provide notice to Heron within [***] ([***]) business days after becoming aware of or within the necessary response time to the FDA (whichever is shorter) all meetings with the FDA related to [***]. Long Grove shall provide to Heron copies of any correspondence relating to such meetings, conferences, or discussions, including meeting requests, briefing materials or questions no later than [***] ([***]) business days after Long Grove’s receipt thereof or within the necessary response time to the FDA (whichever is shorter) and in any event prior to the applicable meeting, conference or discussion. Long Grove shall consult with Heron and obtain Heron’s consent, such consent not to be unreasonably withheld, delayed, or conditioned, with respect to any agreements made with, or commitments made to, the FDA regarding any [***] approval activities.

3.2.
Heron’s Obligations. Upon Regulatory Approval of [***], Heron shall perform all pharmacovigilance (pursuant to Section 6.2(c)) and medical affairs activities and reporting, and promptly submit to Long Grove all required information for its Regulatory Submissions and Regulatory Communications. Heron agrees to provide to Long Grove all information and assistance as Long Grove may reasonably require for purposes of making Regulatory Communications.
4.
PAYMENTS AND REIMBURSEMENTS
4.1.
Milestone Payments. In consideration of the license granted by Long Grove to Heron pursuant to Section 9.3 hereof, Heron shall pay to Long Grove the following amounts upon the occurrence of the milestone events described below (the “Milestone Payments”), with each applicable milestone to be paid within the time frames set forth below. [***].
4.2.
Royalties.
(a)
Royalties. In partial consideration of the licenses and other rights granted herein and subject to the terms and conditions set forth in this Agreement, Heron shall pay to Long Grove royalties equal to [***] percent ([***]%) of Net Sales (“Royalty”). [***].
4.3.
Reimbursement of Technology Transfer Expenses.
(a)
Direct Reimbursement. Long Grove will reimburse Heron [***] percent ([***]%) of the reasonable, out-of-pocket, documented expenses payable to Third Party service providers and consultants relating to the performance and completion of the Technology Transfer and Qualification activities and capital expenditures necessary for the Technology Transfer and Qualification activities that in each case are set forth in the Technology Transfer Plan and its associated budget each quarter as incurred (“Quarterly Documented Expenses”). [***].
4.4.
Records. During the Term and for [***] ([***]) years thereafter, Heron shall maintain, in accordance with GAAP, complete and accurate records pertaining to its computation of Gross Sales, Net Sales and Quarterly Documented Expenses during the preceding [***] ([***]) calendar years. Upon reasonable advance notice, no more than once per calendar year, Long Grove may appoint an independent third party auditor, acceptable to Heron and subject to execution of confidentiality agreement, to review the pertinent books and records, for any calendar year ending not more than [***] ([***]) months before the date of the request, at any time during normal business hours, except for the calendar months of January and February, during the Term and the [***] ([***]) year retention period thereafter to verify the Royalty payments and Quarterly Documented Expenses. Upon completion of the audit, the third party auditor will provide both Parties a written report disclosing whether the reports submitted by Heron are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Long Grove. If the report or information submitted by Heron resulted in an underpayment or overpayment, the Party owing the underpaid or overpaid amount will promptly, but in no event later than [***] ([***]) days, pay such amount to the other Party. The costs and fees of any audit conducted by Long Grove under this Section 4.4 will be borne by Long Grove, unless such audit reveals an underpayment of amounts owed to Long Grove of more than [***] percent ([***]%) of the amount that was owed by Heron with respect to any given calendar quarter audited, in which case, Heron will reimburse Long Grove for the reasonable expense incurred by Long Grove in connection with the audit.
4.5.
Payments and Currency; Disputes. All dollar amounts referred to in this Agreement are expressed in United States Dollars (“USD” or “U.S. Dollars”) and Heron shall make all payments due to Long Grove in U.S. Dollars, without deduction of exchange, collection, wiring fees, bank fees, or any other charges. Heron will also be responsible for all bank transfer charges for payments to Long Grove. All payments to Long Grove shall be made by wire transfer or check payable as directed by Long Grove. Any undisputed amount past due for more than [***] ([***]) days shall bear interest at the lesser of [***]% per month ([***]% simple interest per annum) from the due date or the maximum interest rate permitted by law.
4.6.
Taxes. Where any sum due to be paid to Long Grove hereunder is subject to any withholding or similar tax, Heron shall (i) promptly provide for Long Grove’s review and comment all relevant documentation supporting the payment of such withholding or tax along with calculations supporting amounts proposed to be paid, (ii) consider in good faith any comments Long Grove may have on the amounts due, and (iii) pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Long Grove. Heron will in a timely manner transmit to Long Grove an official tax certificate or other evidence of such withholding sufficient to enable Long Grove to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Heron to Long Grove under this Agreement.
4.7.
Long Grove Agreements. Certain of the Licensed Technology Controlled by Long Grove as of the Effective Date was in-licensed or acquired by Long Grove under the agreements with Third Party licensors, including the [***] (such agreements, the “[***]”). Long Grove shall be responsible for all payment obligations arising under [***], as a result of the Development, Manufacture and commercialization of a Product by or on behalf of Heron or its Affiliates or sublicensees under this Agreement.
5.
[RESERVED]
6.
Commercialization; COMMERCIAL PRODUCTION
6.1.
Commercialization.
(a)
Generally. Heron shall complete the First Commercial Sale of [***] as soon as possible after receipt of all Regulatory Approvals of [***] for sale in the Territory, provided that (i) Long Grove demonstrates to Heron’s reasonable satisfaction, such approval not to be unreasonably withheld, that Long Grove is able to supply sufficient quantities of Product for the Territory to meet Heron’s reasonable forecasted demands as set forth in Section 6.2, and (ii) Long Grove has delivered [***] to Heron in accordance with Heron's first purchase order submitted pursuant to this Agreement. Heron shall import, distribute, promote, market and sell [***] in the Territory and be responsible for all selling, marketing and distribution costs associated therewith. [***].
(b)
Commercialization Plan. Within [***] ([***]) days prior to the anticipated First Commercial Sale, Heron shall prepare and provide to Long Grove a written commercialization plan setting forth in reasonable detail Heron’s plan for importing, distributing, promoting, marketing and selling [***] in the Territory (the “Commercialization Plan”). Heron shall use Commercially Reasonable Efforts to implement the Commercialization Plan and use Commercially Reasonable Efforts to Manufacture (subject to the provisions of Section 6.2), import, distribute, promote, market and sell [***] in the Territory.
6.2.
Manufacturing Obligations.
(a)
Launch Supply. Until completion of Technology Transfer and Qualification, Long Grove shall procure from Long Grove’s Existing Supplier, and Heron shall purchase from Long Grove, batches of Product for Heron as may be required for commercialization of Product. At least [***] ([***]) months prior to the date that First Commercial Sale is anticipated, Heron shall deliver to Long Grove in writing a good faith nonbinding forecast estimating the quantities of Product that Heron expects to purchase from Long Grove during the following [***] ([***]) calendar quarters, provided that such forecast and such supply obligations shall not exceed the then-available supply capacity of Long Grove’s Existing Supplier. Heron shall purchase quantities of Product that are no less than the minimum purchase obligation as may be set forth in Long Grove’s supply agreement with its Existing Supplier, provided such minimum purchase obligations are to be agreed to by Heron prior to Long Grove entering into the supply agreement with the Existing Supplier, such agreement not to be unreasonably withheld.
(b)
Supply Agreement. Within [***] ([***]) days following Long Grove entering into a supply agreement with its Existing Supplier, the Parties shall negotiate in good faith and enter into a supply agreement with each other, pursuant to which Long Grove shall have Manufactured [***] and shall supply Heron on the terms and conditions set forth therein (the “Supply Agreement”). Until such time as the Supply Agreement has been executed by the Parties, Long Grove shall enter into a supply agreement with its Existing Supplier for the Manufacture of [***]. Long Grove shall, at Heron’s request, supply, or have supplied, Product to Heron through the later of: (i) [***] or (ii) the successful completion of the Technology Transfer and Qualification, Product sufficient to meet the demand for the Territory in accordance with Section 6.2(a), with such supply being fulfilled through Long Grove’s Existing Supplier under a commercial supply agreement. In no event shall Long Grove be obligated to supply more Product than the then-available supply capacity of Long Grove’s Existing Supplier, provided that the volume of supply of such Product shall be [***] ([***]) batches (of approximately [***] ([***]) units), with an aggregate minimum of approximately [***] ([***]) units supplied per year with a shelf life of at least [***] ([***]) months remaining when delivered to Heron.

(c)
Commercial Production. After successful completion of the Technology Transfer and Qualification activities by Heron’s CMO, (i) Heron shall use Commercially Reasonable Efforts to Manufacture, test, release, and store sufficient supply of [***] to meet commercial Product demand in the Territory (“Commercial Production”), and (ii) Heron shall as promptly as practicable make the First Commercial Sale of Product in the Territory which has been Manufactured by Heron’s CMO as the result of the Technology Transfer and Qualification. Heron will have the sole discretion to select the applicable Third Parties used for Commercial Production. Heron's performance obligations under this Section shall be measured taking into account events or circumstances beyond Heron's reasonable control. Heron will use good faith efforts to enter into a commercial supply agreement with the Heron CMO (the “Heron CMO Agreement”) within [***] ([***]) months after [***] is accepted by FDA, which will stipulate such key commercial terms as the cost to manufacture, release and ship Product to Heron’s designated warehouse, supply planning and forecasting, purchase order and delivery terms, and Product lead-time. In addition, Heron shall also (i) enter into a Quality Agreement with the Heron CMO no later than [***] ([***]) months prior to the anticipated First Commercial Sale (the “Quality Agreement”), and (ii) along with Long Grove, a Heron-CMO Pharmacovigilance Agreement no later than [***] ([***]) months prior to the anticipated First Commercial Sale for monitoring drug safety on [***] as required by FDA and Applicable Laws and regulations in connection with the collection, detection, assessment, monitoring and prevention of adverse effects of [***] (the “Heron-CMO Pharmacovigilance Agreement”). Long Grove shall be responsible for maintaining a global safety database containing the worldwide safety data for [***], and be responsible for reporting of safety information to the applicable Regulatory Authorities unless otherwise agreed upon by the Parties in the Heron-CMO Pharmacovigilance Agreement. The Heron CMO Agreement, the Quality Agreement and the Heron-CMO Pharmacovigilance Agreement shall be in a form acceptable to Long Grove, such acceptance not to be unreasonably withheld, delayed, or conditioned.
6.3.
Recalls. Any decision to Recall any Product will be made by Heron, and the allocation of expenses for any Recall shall be as follows: (i) if Long Grove supplies (directly or indirectly through a Third Party, including Long Grove’s Existing Supplier) [***] that is the subject of the Recall, Long Grove shall bear all expenses of such Recall, except to the extent such Recall arises from Heron’s distribution, marketing, or other issues within the Control of Heron of [***] after Long Grove (or its designee’s) supply thereof to Heron, which such expenses shall be borne by Heron; and (ii) if Heron (or any Heron CMO) supplies [***] that is the subject of the Recall, Heron shall bear all expenses of such Recall. Long Grove and Heron shall each notify the other Party as soon as practicable, but in any event within [***] ([***]) hours, of becoming aware of any investigation or the occurrence of any event or condition that could reasonably be expected to give rise to the Recall of any Product. Heron shall provide to Long Grove regular updates (or as requested by Long Grove) regarding the status of such investigation, event or condition and any Recall. Long Grove shall promptly provide Heron with any information that Heron reasonably requests in connection with Heron’s Recall of any Product and help Heron close out any investigations pertaining to a Recall or potential Recall of Product that is attributed to Long Grove’s Product development activities.

7.
REPRESENTATIONS, WARRANTIES, COVENANTS, LIMITATIONS ON DAMAGES
7.1.
Mutual Representations, Warranties and Covenants.
(a)
Authority. Each Party hereby represents and warrants to the other Party that (i) this Agreement comprises the legal, valid and binding obligations of such Party and is enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or similar laws affecting the rights and remedies of creditors generally and the effects of general principles of equity (whether applied by a court of law or equity) and the effects of public policy, and (ii) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound, nor violates any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
(b)
Debarment. Each Party hereby represents and warrants that it is not debarred under subsections 306(a) or (b) of the Act or by any Regulatory Authority, and that it has not used in any capacity the services of any Person debarred under the Act or by any Regulatory Authority. Each Party agrees that it will promptly notify the other Party if it becomes aware of any facts or circumstances that make the foregoing representation untrue. Each Party hereby covenants that it shall not use in any capacity the services of any Person debarred under the Act with respect to services to be performed under this Agreement, and that it will promptly notify the other Party if it becomes aware of any debarment proceedings by a Regulatory Authority with respect to the activities to be performed under this Agreement.
7.2.
Additional Representations and Warranties of Long Grove. Long Grove represents and warrants to Heron, as of the Effective Date, that:
(a)
Organization; No Conflicts or Proceedings. Long Grove is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the power and authority to enter into and perform this Agreement. All limited liability company action on the part of Long Grove necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Third Party, is required in connection with Long Grove’s execution, delivery and performance of this Agreement or, if any such consent is required, Long Grove has satisfied any applicable requirements. There are no actions, suits or proceedings pending or, to Long Grove’s knowledge, threatened, against Long Grove before any Governmental Authority that question Long Grove’s right to enter into or perform this Agreement or that question the validity of this Agreement;
(b)
the Licensed Technology constitutes all of the Patents and Know-How owned by or licensed to Long Grove, Capstone or their Affiliates that are necessary or reasonably useful to Manufacture and commercialize [***] in the Field in the Territory;

(c)
Long Grove is the sole and exclusive owner or exclusive licensee of the Licensed Patents, and as of the Effective Date, neither any license granted by Long Grove or its Affiliates to any Third Party, nor any agreement between any Third Party and Long Grove or its Affiliates, conflicts with the licenses or other rights granted to Heron hereunder, and Long Grove has the right to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant or is obligated to grant to Heron under this Agreement;
(d)
the Licensed Patents are subsisting and, to Long Grove’s knowledge, no Third Party has challenged the scope, validity or enforceability of such Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before any court, the United States Patent and Trademark Office or any analogous foreign Governmental Authority);
(e)
to its knowledge, without having made any investigation, no Third Party is infringing any of the Licensed Patents or misappropriating any Licensed Know-How;
(f)
it has complied with Applicable Law, including any disclosure requirements of the United States Patent and Trademark Office, in connection with the prosecution and maintenance of the Licensed Patents for which it controls prosecution and maintenance and has timely paid all filing and renewal fees payable with respect to any such Patents for which it controls prosecution and maintenance;
(g)
to Long Grove’s knowledge, assignments from the inventors of all inventorship rights relating to the Licensed Patents have been obtained with respect to any such Patents for which it controls prosecution; and
(h)
except for [***] and agreements with vendors related to [***] entered in the ordinary course of business, there is no agreement between Long Grove or any of its Affiliates and any Third Party pursuant to which Long Grove or its Affiliate has acquired Control of any of the Licensed Technology;
(i)
all [***] are in full force and effect and have not been modified or amended. Long Grove has provided true and complete copies, with redactions, of all [***] to Heron;
(j)
Neither Long Grove nor, to the best of its knowledge, the Third Party licensor in [***] is in receipt of any notice of material breach of, or default with respect to, a material obligation under [***] and Long Grove has not provided any notice of material breach of, or default with respect to, a material obligation under [***]; and
(k)
there is no material action, claim, written demand, suit, or proceeding pending, or, to Long Grove’s knowledge, threatened, against Long Grove or any of its Affiliates that would reasonably be expected to have a material adverse effect on Heron’s exercise of its rights granted pursuant to this Agreement.

7.3.
Additional Representations and Warranties of Heron. Heron hereby represents and warrants to Long Grove, as of the Effective Date, that:
(a)
Organization; No Conflicts or Proceedings. Heron is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power and authority to enter into and perform this Agreement. All corporate action on the part of Heron necessary for the authorization, execution and delivery of this Agreement and for the performance of all of its obligations hereunder has been taken. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Third Party, is required in connection with Heron’s execution, delivery and performance of this Agreement or, if any such consent is required, Heron has satisfied any applicable requirements. There are no actions, suits or proceedings pending or, to Heron’s knowledge, threatened, against Heron before any Governmental Authority that question Heron’s right to enter into or perform this Agreement or that question the validity of this Agreement.
7.4.
Covenants of Long Grove.
(a)
Long Grove shall maintain in full force and effect [***] and will not breach any material obligation thereunder. Long Grove shall promptly notify Heron in writing if Long Grove sends or receives a notice of material breach of [***]; Long Grove will not amend, modify, waive or terminate [***] in any manner that would reasonably be expected to have a material adverse effect on Heron’s exercise of its rights granted pursuant to this Agreement without first obtaining Heron’s written consent, which consent may be withheld in Heron’s sole discretion;
(b)
Long Grove shall perform its obligations under this Agreement in a timely and professional manner and in accordance with cGMP;
(c)
Long Grove will, and will require its Affiliates and subcontractors to, comply with Applicable Law in connection with its performance under this Agreement;
(d)
Long Grove will (i) maintain during the Term [***] in accordance with all Applicable Law, and (ii) not breach, and will cause its Affiliates to maintain and not breach, [***];
(e)
Long Grove will promptly notify Heron in writing if Long Grove or its Affiliates sends or receives a notice of material breach of [***], and in the event of a breach by Long Grove or its Affiliate, will permit Heron to cure such breach on Long Grove’s or its Affiliate’s behalf upon Heron’s request;
(f)
Except as may be required to comply with Applicable Law, Long Grove will not amend, modify or terminate [***] or [***] in a manner that would materially adversely affect Heron’s rights hereunder without first obtaining Heron’s written consent, which consent may be withheld in Heron’s sole discretion;
(g)
All employees and subcontractors of Long Grove performing activities hereunder on behalf of Long Grove will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Long Grove as the sole owner thereof; and
(h)
Long Grove will not, and will cause its Affiliates not to, (i) license, sell, assign or otherwise transfer to any Person [***] or any Licensed Technology (or agree to do any of the foregoing), except that Long Grove may transfer [***] or Licensed Technology to a Person to whom Long Grove concurrently assigns this Agreement in accordance with, and as permitted under, Section 12.6, or (ii) negotiate with, offer to, or grant any license of Licensed Technology to any Person in the Territory in the Field, (iii) enter into any royalty monetization transaction or grant any security interest in the Licensed Technology other than in connection with the grant of a security interest of all or substantially all of the assets of Long Grove in connection with a loan or financing from one or more financial institutions or lenders, in each case ((i), (ii) or (iii)), that would materially conflict with, limit, impair or restrict the rights and licenses granted to Heron hereunder.
7.5.
Covenants of Heron. Heron shall perform its obligations under this Agreement in a timely and professional manner and in compliance with all Applicable Laws.
7.6.
Exclusivity.
(a)
Long Grove, Capstone and Heron agree that they will not manufacture, sell, represent, partner, or distribute Product in the Territory other than through the relationship set forth in this Agreement, which will constitute the Parties’ exclusive channel of licensing, partnering, manufacturing, selling and distributing [***] in the Territory. In addition, no Party may develop, use, manufacture or sell [***] during the Term in the Territory, either on its own or through or with an Affiliate or any Third Party, or without the prior written consent of the other Party, or, after the Effective Date, enter into any Sublicense authorizing any Third Party to do the same. The aforementioned restriction shall remain in effect in the event of change of control of any Party and shall apply to the successor or assignee of such Party.
(b)
In the event Heron desires to have [***] commercialized through a Third Party in the Territory, Long Grove shall have a right of first refusal to negotiate to obtain such rights. Heron shall notify Long Grove in writing of its desire to have [***] commercialized through a Third Party, and Long Grove and Heron shall negotiate exclusively in good faith for ([***]) days following receipt of such notice to reach agreement on the economic terms of such arrangement. In the event that Long Grove notifies Heron in writing that it does not wish to negotiate, Heron shall be free to pursue such transaction with a Third Party. If the Parties have negotiated but are unable to reach agreement on the economic terms within such [***] ([***]) day period, Heron shall be free to pursue such transaction with a Third Party; provided, however, that Heron may not enter into any such Third Party transaction on terms that are, taken as a whole, more favorable to such Third Party than the terms last offered to Long Grove during the negotiation period. [***].

7.7.
Disclaimer of Other Warranties. EXCEPT AS PROVIDED IN THIS ARTICLE 7, EACH PARTY HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, OR THAT ANY OF THE DEVELOPMENT AND/OR COMMERCIALIZATION EFFORTS WITH REGARD TO ANY COMPOUND OR PRODUCT WILL BE SUCCESSFUL.
7.8.
Limitation on Damages. EXCEPT FOR DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER, DAMAGES RESULTING FROM LONG GROVE’S FAILURE TO FULFILL ITS REGULATORY OBLIGATIONS FOR [***], DAMAGES THAT ARE DUE TO BREACHES OF THE PROVISIONS OF THIS AGREEMENT RELATED TO CONFIDENTIALITY OR THE LICENSE OR ASSIGNMENT OF INTELLECTUAL PROPERTY, AND/OR DAMAGES THAT ARE DUE TO THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY OR ANY AFFILIATE OR SUBLICENSEE OF SUCH PARTY, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS (EXCEPT WHERE SUCH LOST PROFITS ARE AN APPROPRIATE MEASURE OF DIRECT DAMAGES) OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL LIMIT EITHER PARTY FROM SEEKING OR OBTAINING ANY REMEDY AVAILABLE UNDER LAW FOR ANY BREACH BY THE OTHER PARTY OF ITS CONFIDENTIALITY AND NON-USE OBLIGATIONS UNDER ARTICLE 8 OR ANY BREACH BY LONG GROVE OF ITS EXCLUSIVITY OBLIGATIONS UNDER SECTION 7.6.
8.
CONFIDENTIALITY
8.1.
Obligations of Confidentiality. No Party will use or disclose to Third Parties any Confidential Information of the other Party except that such information may be (i) disclosed to Governmental Authorities where such Confidential Information may be required to be included in regulatory filings permitted under the terms of this Agreement, (ii) provided to a Party’s Affiliates and its and their employees, advisors, consultants, contractors, board members, agents, licensees, sublicensees, and legal and financial advisors, in each case, solely to the extent each such recipient has a need to know in connection with such Party performing its obligations under this Agreement, and only to such recipients as bound by obligations of confidentiality substantially equivalent to those imposed by this Agreement, (iii) published, if and to the extent such publication has been approved by disclosing Party, (iv) disclosed to the extent required by Applicable Laws or regulations or as ordered by a court or other regulatory body having competent jurisdiction, or (v) used as expressly permitted or contemplated by this Agreement. Notwithstanding the foregoing, Long Grove may use the Licensed Know-How (A) for Long Grove’s own internal purposes, (B) in connection with Manufacturing [***] or other Long Grove products anywhere in the world, and (C) in connection with the import, distribution, sale or marketing of Product (1) outside the Territory during the Term and (2) anywhere in the world after the Term. In the case of a required disclosure under clause (iv) above, the Party required to make the disclosure shall promptly notify the original disclosing Party and shall provide reasonable assistance, if requested by the original disclosing Party, to assist the original disclosing Party in its attempts to prevent or limit the disclosure. If either Party is required by Applicable Law or court order to provide a copy of this Agreement or any related document to any Third Party (except in confidence as permitted by this Agreement), such Party shall redact Confidential Information from such document, except as otherwise required by Applicable Law. Each Party shall have the right to review and approve each redacted document prior to its submission to a Third Party. The reviewing Party shall have a period of [***] ([***]) calendar days to review the redacted document, except that in the case of the order of a court or regulatory agency, the reviewing Party shall have the maximum reasonable amount of time.
8.2.
Injunctive Relief. Each Party hereby acknowledges that if it breaches any of the provisions of this Article 8, the other Party may not have an adequate remedy at law and may suffer irreparable damage and injury and that, in addition to any other available rights and remedies, each Party shall be entitled to seek an injunction restricting the breaching Party from committing or continuing any violation of such provisions.
8.3.
Residual Knowledge Exception. Notwithstanding any provision of this Agreement to the contrary, any use of Residual Knowledge made by a receiving Party outside of the rights granted under this Agreement shall be deemed not to be a breach of this Agreement, provided that such use is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at the receiving Party’s sole risk. For clarity, no license under any Patent or Know-How is granted pursuant to this Section 8.3.
8.4.
Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the disclosing Party, the receiving Party will return or destroy, at the receiving Party’s election, all data, files, records and other materials containing or comprising the disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or reasonably useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the receiving Party will be permitted to retain one (1) copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the receiving Party’s or its Affiliate’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures; provided that such copy will be kept confidential and not used by the receiving Party except as permitted in accordance with the terms and conditions of this Agreement for as long as the receiving Party is in possession of such copy.
8.5.
Applicable Law; SEC Filings and Other Disclosures. A Party may disclose the terms of this Agreement or activities performed hereunder solely to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission; provided, that, to the extent such disclosure includes terms or information that have not previously been so disclosed, such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.

8.6.
Publications. During the Term, and subject to the authorized disclosure set forth in Section 8.5, neither Long Grove nor its Affiliates shall make, or permit any Third Party to make, any academic, scientific or medical publication or public presentation (i) specific to the subject of this Agreement, or (ii) any reference, application, use of or information relating to [***], in each case without the express prior written consent of Heron.
9.
INTELLECTUAL PROPERTY RIGHTS
9.1.
Background Intellectual Property Rights. Each Party will retain ownership of all of its Background Intellectual Property Rights. After the Effective Date, except to the extent included in a license granted by a Party to the other Party under this Agreement, a Party will not have any rights to the other Party’s Background Intellectual Property Rights (or the inventions, discoveries or creative works to which they relate).
9.2.
Arising Intellectual Property Rights.
(a)
Each Party will initially own all Know-How and Intellectual Property Rights conceived or reduced to practice solely by or on behalf of such Party in the performance of activities under this Agreement (collectively, “Sole Inventions”). Each Party hereby assigns to the other Party an undivided one-half interest in all of such Party’s Sole Inventions. For purposes of this Section 9.2, inventorship shall be determined in accordance with United States patent law.
(b)
All Know-How and Intellectual Property Rights conceived or reduced to practice by or on behalf of both Parties in the performance of activities under this Agreement (collectively, “Joint Inventions”), will be owned jointly by the Parties, with each Party holding an undivided one-half interest in such Joint Inventions.
(c)
Subject to the limitations, restrictions and exclusivity provisions of this Agreement, each Party (i) shall have the right to exploit the Sole Inventions and Joint Inventions in any manner that is not inconsistent with the rights, obligations and restrictions of the Parties under this Agreement, but subject to the license rights granted to the other Party under this Agreement, and (ii) shall have no obligation to account to the other Party or obtain the consent of the other Party with respect to such exploitation except as specifically set forth herein.
9.3.
License to Heron. Long Grove hereby grants to Heron a sublicensable (through multiple-tiers) license under the Licensed Technology to import, distribute, sell and market [***] in the Territory and to Manufacture [***] anywhere in the world for import, distribution, sale and marketing of [***] in the Territory. The license granted in the preceding sentence will be (i) non-exclusive with respect to the Licensed Know-How, (ii) exclusive (even as to Long Grove) with respect to the Licensed Patents during the Term (subject to the provisions of Section 9.4(a)) for the import, distribution, sale and marketing of [***] in the Territory, (iii) non-exclusive with respect to the Licensed Patents for the Manufacture of [***] anywhere in the world during the Term. Notwithstanding the nature of the license granted with respect to the Licensed Know-How pursuant to clause (i) above, the Licensed Know-How constitutes Confidential Information of

Heron (as expressly set forth in the last sentence of the definition of “Confidential Information”) and shall be subject to the terms set forth in Article 8.
9.4.
Patents.
(a)
Heron agrees that it will not file any patent application on [***], its formulation or methods of Manufacturing or use without Long Grove’s prior written consent. If Heron directly or indirectly institutes a Patent Challenge on any Licensed Patent, or directly or indirectly assists Third Parties in maintaining a Patent Challenge on any Licensed Patent, so long as such Licensed Patent remains a Licensed Patent under Section 9.3 of this Agreement, Long Grove shall have the contractual right but not the obligation to terminate this Agreement. Notwithstanding the foregoing, (i) if, within [***] ([***]) days after receipt by Heron of such written notice from Long Grove, Heron rescinds, terminates or dismisses, or withdraws or causes to be withdrawn, such Patent Challenge (or in the case of any ex-parte proceeding, multi-party proceeding, or other Patent Challenge that Heron or its Affiliate does not have the power to unilaterally withdraw or cause to be withdrawn, Heron or its Affiliate, as applicable, ceases providing direction to or otherwise assisting any Third Party with respect to such Patent Challenge and, to the extent Heron or its Affiliate is a party to such Patent Challenge and to the extent permitted by the applicable tribunal, Heron or its Affiliate as applicable, withdraws from such Patent Challenge), or (ii) in the case of a Patent Challenge commenced or assisted by a sublicensee or its affiliate, if within [***] ([***]) days after receipt by Heron of such written notice from Long Grove, Heron either terminates the Sublicense granted to such sublicensee or causes such Patent Challenge brought by such sublicensee to be rescinded, terminated or dismissed, then this Agreement shall be deemed to have never been terminated.
(b)
Prosecution. Prior to First Commercial Sale of [***], Long Grove shall have, and after First Commercial Sale of [***], Heron will have, the first right (but not the obligation) to Prosecute and Maintain the Licensed Patents in the Territory at Heron’s own expense using patent counsel of Heron’s choosing, and Long Grove will have the right to Prosecute and Maintain all foreign counterparts of the Licensed Patents outside the Territory. Each Party controlling prosecution shall provide copies of all documents prepared by patent counsel to the other Party for its right and reasonable opportunity for review and comment prior to filing, such comments to be considered in good faith by the prosecuting Party. Each Party agrees to keep the other Party reasonably informed with respect to its Prosecution and Maintenance of Licensed Patents in its Territory and consult in good faith with the other Party regarding such matters to coordinate a cohesive and consistent Prosecution and Maintenance strategy. The Party controlling prosecution shall have the right to make all final determinations with respect to all such strategies and filings. If Heron decides to abandon a Licensed Patent in the Territory, Heron will provide Long Grove with notice at least [***] ([***]) days prior to the date such abandonment would become effective. Following such notice, Long Grove may elect, upon written notice to Heron, to control the Prosecution and Maintenance of such Patent in the Territory at its own expense in Long Grove’s name. Upon such election, Heron will cooperate and assist in transitioning the Prosecution and Maintenance of such Patent to Long Grove. In the event of Heron’s abandonment of any Licensed Patent for which Long Grove does not elect to assume Prosecution and Maintenance, such Patent shall cease to be a Licensed Patent, and Heron will have no further rights with respect to such Patent under this Agreement.
(c)
During the Term, Long Grove shall assist, at Heron’s request, and provide Heron with reasonable free-of-charge assistance in prosecuting Licensed Patents, including providing all data in Long Grove’s Control that is, in Heron’s reasonable judgment, needed or useful to support the prosecution of a Licensed Patent.
(d)
Patent Term Extension. Heron shall be responsible, in Long Grove’s name, for obtaining patent term extensions wherever available for Licensed Patents. Long Grove shall provide Heron free-of-charge with all relevant information, documentation and assistance in this respect as may reasonably be requested by Heron. Any such assistance, supply of information and consultation shall be provided promptly with the goal of obtaining all patent term extensions for Licensed Patents wherever legally permissible and to the maximum extent available. In the event that any election with respect to obtaining patent term extensions is to be made, Long Grove shall have the right to make such election, and Heron shall abide by all such elections.
(e)
Infringement of the Licensed Patents. In the event of any actual or deemed infringement by a Third Party of the Licensed Patents as it relates to [***] (“[***]”), prior to First Commercial Sale of [***] Long Grove shall have, and after First Commercial Sale of [***] Heron shall have, the first right, but not the obligation, to bring and control, at its expense, an appropriate suit or other action before any government or private tribunal against any Person or entity allegedly engaged in such [***] (a “[***]”). Each Party agrees to provide reasonable cooperation, including making available witnesses and documentation and assistance of a technical nature to the other Party that such other Party may require in the conduct of any such [***]. At the request of the Party controlling a [***], the other Party is obligated and shall join [***] as a party. The Party controlling a [***] shall use Commercially Reasonable Efforts to successfully conduct such [***], and shall keep the other Party reasonably apprised on a real time basis of all material developments. The Party not controlling a [***] will have the right, at its own expense and by counsel of its choice, to be represented in such [***]; provided, however, that the Party controlling such [***] shall have ultimate control over the conduct of [***]. Heron may not enter into any consent judgment or settlement of any [***], without the prior written consent of Long Grove. Notwithstanding the foregoing, any settlement from [***] arising from the grant of a Sublicense by Heron shall not require Long Grove’s consent provided that sales of product made pursuant to such Sublicense are either sales of [***] or sales of [***]. To the extent permitted by Applicable Law, Long Grove and Heron may decide to enter into an agreement providing for mutually agreeable economic terms relating to the sharing of any such settlement. In the event the Party that has the right to bring a [***] elects not to bring such [***] and does not settle or otherwise secure the abatement of such [***] within [***] ([***]) days of receiving written notice of such infringement, it will so notify the other Party in writing and such other Party will have the right to commence such a suit or take such action to enforce the applicable Licensed Patents, to the extent that such other Party has standing to do so, at such other Party’s expense. Any damages or other recovery from [***] shall (i) first be applied to reimburse the Party bringing [***] for its reasonable out-of-pocket attorneys’ fees and costs incurred in connection with such [***], (ii) then if Heron brought [***], next be applied to Long Grove’s reasonable out-of-pocket attorneys’ fees and costs incurred in connection with such [***], and (iii) the remaining amount of such recovery shall be allocated to Heron and deemed to be Net Sales for the calendar quarter in which the amount is paid and Heron shall pay to Long Grove a Royalty on such remaining amount based on the royalty rates set forth in Section 4.2. Upon expiration or termination of this Agreement for any reason, Long Grove shall have the sole right, but not the obligation, to control any then-pending [***], and Heron shall reasonably cooperate with Long Grove in transitioning control of such [***] to Long Grove. Any damages, settlement proceeds or other recovery from [***] shall (i) first be applied to reimburse the Party bringing [***] for its reasonable out-of-pocket attorneys’ fees and costs incurred in connection with such [***] (for the avoidance of doubt, including reimbursement of Heron’s reasonable out-of-pocket attorneys’ fees and costs incurred in the event that such [***] was transferred to Long Grove pursuant to this Section 9.4(e)), (ii) then if Heron brought [***] prior to such expiration or termination, next be applied to Long Grove’s reasonable out-of-pocket attorneys’ fees and costs incurred in connection with such [***], and (iii) the remaining amount of such recovery shall be allocated as follows: (A) to the extent such recovery includes damages or settlement proceeds attributable to infringement occurring during the Term, such amount shall be allocated between Heron and Long Grove based on the royalty rates set forth in Section 4.2, and (B) any remaining recovery attributable to infringement occurring after expiration or termination of this Agreement shall be retained by Long Grove.
(f)
Infringement of Third Party IP. If during the Term a Party obtains knowledge of any potential, alleged, or actual infringement, misappropriation, or other violation of a Third Party’s patent rights or other intellectual property rights arising out of, or based upon, the Manufacture, distribution, sale, marketing or other commercialization of [***] in the Territory or any threatened or pending Claim relating thereto, or any threatened or pending action, suit or proceeding, then, such Party shall promptly notify the other Party in writing thereof and provide all pertinent details with respect thereto that are reasonably available to such Party. In such event, prior to First Commercial Sale of [***] Long Grove shall have, and after First Commercial Sale of [***] Heron shall have, the first right and obligation to defend or settle any suit or other action arising out of any alleged infringement of the intellectual property rights of Third Parties by the Manufacture, distribution, sale, marketing or other commercialization of [***] in the Territory, including the right to determine, in its sole discretion but in consultation with the other Party, whether to obtain a license, or whether to adopt a different strategy with respect to such Third Party patent right or other intellectual property. The non-controlling Party shall, at the controlling Party’s request and expense, join any such action, and shall make available witnesses and documentation and assistance of a technical nature to the other Party that such other Party may reasonably request in the conduct of any such action. The Party controlling the defense of such suit or action shall use Commercially Reasonable Efforts to successfully conduct such suit or action and shall keep the other Party reasonably apprised on a real time basis of all material developments. In the event the Party that has the right to defend such suit or action elects not to within [***] ([***]) days of receiving written notice of such suit or action (or such shorter period as required under any Applicable Law), it will so notify the other Party in writing in sufficient time to allow for such other Party to have the right to defend such suit or action, at such other Party’s expense. The Party controlling the defense of such suit or action shall consult with the other Party, before arriving at any consent judgment or settlement on any suit or action arising out of such alleged infringement of Third Party intellectual property rights in connection with any Licensed Patent. For clarity, and notwithstanding the foregoing, Long Grove shall not have the right to grant a sublicense under the Licensed Patents to a Third Party pursuant to this Section 9.4(f) without Heron’s prior written consent.
(g)
Subject to the terms and conditions of this Agreement, Heron hereby grants to Long Grove during the Term a limited, non-exclusive, non-transferable (except in connection with a permitted assignment of this Agreement), royalty-free license, without the right to sublicense, under Intellectual Property Rights Controlled by Heron as of the Effective Date solely to the extent necessary for Long Grove to Manufacture [***] anywhere in the world for supply to Heron and its Affiliates and sublicensees for import, distribution, sale, marketing and other commercialization of [***] in the Territory by or on behalf of Heron. For the avoidance of doubt, the license granted under this Section 9.4(g) shall not extend to (i) the manufacture of [***] other than [***], or (ii) the manufacture of [***] for any purpose other than supply to Heron and its Affiliates and sublicensees for commercialization of [***] in the Territory. The foregoing license shall automatically terminate upon the expiration or termination of this Agreement. Heron agrees that not later than [***] ([***]) business days after the Effective Date, it will file a stipulation or motion for voluntary dismissal of the action filed in the U.S. District Court for the District of Delaware [***] (the “Dismissed Litigation”).
(h)
[***].
9.5.
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Heron, as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights, elections and protections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to Heron under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which Long Grove is the debtor. If a bankruptcy proceeding is commenced by or against Long Grove under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, Heron shall be entitled to retain all of its rights under this Agreement and, upon Heron’s written request, shall be entitled to a complete duplicate of (or complete access to, as appropriate) all such intellectual property and all embodiments thereof, which, if not already in Heron’s possession, shall be promptly delivered to Heron unless Long Grove elects to, and does in fact, continue to perform all of its obligations under this Agreement and this Agreement has not been rejected pursuant to the Bankruptcy Code. Heron may exercise the rights, elections and protections under this Section, and perform any obligations of Heron under this Agreement, itself or through its Affiliates, lenders, secured parties, successors or assigns. Notwithstanding anything to the contrary in this Section

9.5, as a condition to Heron’s retention and exercise of its rights under this Section 9.5 and Section 365(n) of the Bankruptcy Code following any rejection of this Agreement, Heron shall continue to timely pay all Royalties, Milestone Payments, and other amounts due to Long Grove under this Agreement as and when due, and shall continue to comply with its reporting, recordkeeping, and audit obligations under Section 4.4, in each case for so long as Heron continues to exercise such retained rights, and Heron waives, to the fullest extent permitted by Applicable Law, any right of setoff against such amounts arising out of or in connection with any such bankruptcy case or the rejection of this Agreement.
9.6.
No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.
10.
INDEMNIFICATION AND INSURANCE
10.1.
Indemnification.
(a)
Indemnification by Heron. Heron shall indemnify, defend and hold harmless Long Grove and its Affiliates, [***] and its Affiliates, and each of their Affiliates, directors, officers, shareholders, employees, and servants (collectively, the “Long Grove Indemnified Parties”) from and against any and all losses, liabilities, damages, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Damages”) in connection with any and all suits, investigations, claims or demands lodged by Third Parties resulting from or arising out of:

(i) Heron’s material breach of any representation, warranty or covenant hereunder; or

(ii) Heron’s or any of its Affiliates’ gross negligence, willful misconduct or fraudulent acts or omissions in connection with Heron’s performance of its obligations under this Agreement; or

(iii) the Manufacture of Product by Heron or any sublicensee of Heron (other than by any Long Grove Indemnified Party); or

(iv) any violation of Applicable Law by Heron;

except, in each case, to the extent Long Grove has an obligation to indemnify Heron pursuant to Section 10.1(b), as to which Damages each Party will indemnify the other to the extent of their respective liability for such Damages.

(b)
Indemnification by Long Grove. Long Grove shall indemnify, defend and hold harmless Heron and its Affiliates, and each of their Affiliates, directors, officers, shareholders, employees, and servants (collectively, the “Heron Indemnified Parties”) from and against any and all Damages in connection with any and all suits, investigations, claims or demands lodged by Third Parties resulting from or arising out of:

(i) Long Grove’s material breach of any representation, warranty or covenant hereunder; or

(ii) Long Grove’s or any of its Affiliates’ gross negligence, willful misconduct or fraudulent acts or omissions in connection with Long Grove’s performance of its obligations under this Agreement;

(iii) [***] infringement or misappropriation of any Patent, Know-How or other intellectual property right owned or possessed by any Third Party;

(iv) the Manufacture of Product by Long Grove or any service provider to Long Grove;

(v) bodily injury or death or property damage arising from or in connection with Long Grove’s willful misconduct, gross negligence, or fraud; or

(vi) any violation of Applicable Law by Long Grove,

except, in each case, to the extent Heron has an obligation to indemnify Long Grove pursuant to Section 10.1(a), as to which Damages each Party will indemnify the other to the extent of their respective liability for such Damages.

(c)
General. The Party providing indemnification, as the case may be, shall be referred to herein as the “Indemnifying Party.” Each of the Long Grove Indemnified Parties on the one hand and the Heron Indemnified Parties on the other hand, as the case may be, shall be referred to herein as the “Indemnified Party.” In the event that in determining the respective indemnification obligations of the Parties under this Section 10.1 it is determined that the event giving rise to the claim for indemnification is the fault of both Parties, then each Party will be responsible for that portion of the Damages to which its fault contributed. A Party’s indemnification obligations under this Section 10.1 will be net of any amounts recovered by the Indemnified Party under any applicable insurance policies.
10.2.
Indemnification Procedures. Upon the occurrence of any event giving rise to a right to seek indemnification under Section 10.1 hereof, the Indemnified Party shall give the Indemnifying Party written notice of such claim, action or proceeding within [***] ([***]) calendar days after it becomes known to the Indemnified Party, except that the failure to give such notice will not relieve the Indemnifying Party of its obligations to indemnify except to the extent such failure materially and adversely affects the defense of such action or increases the liability of the Indemnifying Party. Within [***] ([***]) calendar days after receipt of such notice, the Indemnifying Party shall notify the Indemnified Party in writing as to whether or not the Indemnifying Party intends to take over the defense of such action, and if the Indemnifying Party fails to provide such written notice, the Indemnified Party will be entitled to take over the defense of the action. Upon proper notification by the Indemnifying Party of its intention to defend the claim, the Indemnifying Party shall engage counsel reasonably satisfactory to the Indemnified Party to assume the investigation and defense of the claim and shall keep the Indemnified Party and its counsel currently informed as to all material aspects of the claim and its investigation and defense. The Indemnified Party shall provide reasonable cooperation and assistance to the

Indemnifying Party, including, making available witnesses and documents as reasonably requested by the Indemnifying Party. The Indemnified Party may, in such case, engage counsel to assist in the investigation and defense of the claim but will not be entitled to reimbursement for any expenses related to the engagement of such counsel. If the Indemnifying Party elects not to assume the investigation and defense of the claim, or fails to make any election within the time period herein provided, or if in the reasonable opinion of counsel to the Indemnified Party the Indemnified Party has available to it defenses that are contrary to the interests of the Indemnifying Party in any such action, then the Indemnified Party will be entitled to engage its own counsel for such investigation and defense and will be entitled to full indemnification for the costs thereof. The Indemnified Party shall not settle any Third Party claim for which it is seeking indemnification without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), effect any settlement of any such Third Party claim, unless such settlement includes an unconditional release of the Indemnified Party from all liability on such claims.
10.3.
Insurance. During the period starting upon the First Commercial Sale and ending twenty-four (24) months following the termination or expiration of this Agreement, (i) each Party shall carry or be subject to coverage under (as a named insured under its own policy or a policy of its parent corporation), at its own cost and expense: Commercial General Liability Insurance, including coverage for bodily injury and property damage, with limits of not less than $[***] per occurrence and $[***] in the aggregate, and (ii) Heron shall carry or be subject to coverage under (as a named insured under its own policy or a policy of its parent corporation), at its own cost and expense: Product Liability Insurance with limits of not less than $[***] combined single limit per occurrence and in the aggregate.

Each Party shall provide the other Party with at least [***] ([***]) calendar days written notice of policy cancellation; if the policy is written on a claims-made basis, coverage must be in place for a period of at least [***] ([***]) months after the expiration or termination of this Agreement.

All required insurance must be underwritten by insurers having an A.M. Best financial rating of A- (Class VIII or better) and authorized to do business in the jurisdiction of the activity set out in this Agreement. Each Party, upon written request from the other Party, shall provide evidence of the aforementioned coverage for each policy term.

Neither Party’s insurance coverage will be construed as a limitation on that Party’s liability under this Agreement, including any indemnification provision contained in this Agreement.

11.
TERM AND TERMINATION
11.1.
Term. This Agreement will commence the Effective Date and end on the date that is the ten (10) year anniversary of the First Commercial Sale (the “Initial Term”) and will automatically renew for renewal terms each lasting two (2) years (each a “Renewal Term” and collectively with the Initial Term, the “Term”), unless either Party notifies the other Party of non-renewal no later than [***] ([***]) months prior to the expiration of the Initial Term or the then-current Renewal Term. Long Grove will not be permitted to deliver such notice of non-renewal until [***] ([***]) Renewal Terms have been completed.
11.2.
Termination Rights of either Party.
(a)
Material Breach of this Agreement By Either Party. Either Party may terminate this Agreement by written notice to the other Party if such other Party materially breaches this Agreement (other than the breaches described in Section 11.3, which are governed by such provision) and fails to cure the material breach within [***] ([***]) calendar days after written notice of the material breach is given to the breaching Party. Notwithstanding the foregoing, if the relevant breach is curable, but not reasonably curable within [***] ([***]) days, the breaching Party may provide the nonbreaching Party with (i) a plan that is reasonably acceptable to the nonbreaching Party for the cure of such material breach, (ii) evidence that the breaching Party has committed sufficient funding to support such plan, and (iii) evidence reasonably satisfactory to the nonbreaching Party that the breaching Party has taken concrete steps to commence implementation of such agreed-upon plan, the period of cure set forth in this Section 11.2(a) shall be extended as set forth in such plan. In the event that the breaching Party ceases to fully perform the foregoing efforts to cure such material breach, or if such material breach is not cured within the period of time set forth in such agreed-upon plan, the nonbreaching Party may terminate this Agreement upon notice to the breaching Party. If such breach is successfully cured, the nonbreaching Party will no longer have the right to terminate this Agreement on account of such breach. Notwithstanding the foregoing, if a Party disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the other Party of such dispute within the relevant cure period, the other Party will not have the right to terminate this Agreement in accordance with this Section 11.2(a), unless and until the relevant dispute has been resolved in accordance with Section 12.11. During the pendency of any such dispute, the relevant cure period shall be tolled, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.
(b)
Insolvency. A Party may terminate this Agreement by written notice to the other Party if the other Party (i) becomes insolvent; (ii) makes an assignment for the benefit of creditors; (iii) files or has filed against it a petition in bankruptcy; (iv) has a receiver appointed for its assets; or (v) is dissolved or liquidated. This right shall not apply to any assignment permitted under Section 12.6.
(c)
Force Majeure. Either Party may terminate this Agreement in connection with a Force Majeure associated with the other Party in accordance with Section 12.5 hereof.
11.3.
Additional Termination Rights of Long Grove.
(a)
Long Grove may terminate this Agreement by written notice to Heron in the event that Heron breaches its obligations pursuant to Section 6.1 and fails to cure such breach within [***] ([***]) calendar days after written notice of the material breach is given to Heron.

(b)
Long Grove may terminate this Agreement by written notice to Heron in the event that Heron does not make payment of any reasonably undisputed and material amount due under this Agreement when due if Heron fails to cure such breach within [***] ([***]) calendar days after written notice of the material breach is given to Heron.
11.4.
Termination by Heron Without Cause. Heron may terminate this Agreement in whole or on a Product basis upon [***] ([***]) calendar days prior written notice to Long Grove without cause.
11.5.
Additional Termination Right of Heron.
(a)
Heron may terminate this Agreement by written notice to Long Grove in the event that Long Grove breaches its obligations with respect to [***] under this Agreement (other than breaches caused by a failure of Heron to perform its obligations under this Agreement) in a manner that materially conflicts with, limits, impairs or restricts the rights and licenses granted to Heron hereunder, including without limitation its obligations under Sections 3.1, 7.4(d), and 7.4(f), and fails to cure such breach within [***] ([***]) calendar days after written notice specifying the nature of such breach is given to Long Grove by Heron, provided that if the relevant breach is curable but not reasonably curable within [***] ([***]) days, the cure period shall be extended in accordance with the procedures set forth in Section 11.2(a).
(b)
In the event that [***] is withdrawn, suspended, or revoked by the FDA, or Long Grove voluntarily withdraws [***] without Heron’s prior written consent, Heron may terminate this Agreement immediately upon written notice to Long Grove.
(c)
As an alternative to termination of this Agreement pursuant to Sections 11.5(a) or 11.5(b), provided that Long Grove has failed to cure the applicable breach within [***] ([***]) calendar days after written notice specifying the nature of such breach is given to Long Grove by Heron (and provided further that, if the relevant breach is curable but not reasonably curable within [***] ([***]) days, the cure period shall be extended in accordance with the procedures set forth in Section 11.2(a)), (i) Heron may request transfer of [***] to Heron from Long Grove, such request not to be unreasonably denied, or (ii) Long Grove may elect to assign [***] to Heron. Upon any such transfer or assignment, Long Grove shall execute all documents and take such other actions necessary or reasonably useful to confirm such assignment and effectuate such transfer. Notwithstanding the foregoing, in connection with any transfer or assignment of [***] to Heron (or the grant of the license described above), (i) Long Grove shall continue to fulfill all pharmacovigilance reporting obligations with respect to [***], including the maintenance of the global safety database and reporting of safety information to the applicable Regulatory Authorities, until the earlier to occur of (A) such time as Heron has confirmed in writing that it has assumed such obligations and has established the systems and processes necessary to perform such obligations in compliance with Applicable Law, and (B) [***], and (ii) Long Grove shall cooperate with Heron and provide all information, data, and assistance reasonably necessary to enable Heron to assume such pharmacovigilance reporting obligations, including the transfer of all safety data, adverse event reports, and related documentation. The provisions of this Section 11.5(c) shall be in lieu of any other rights and remedies of Heron.
11.6.
Effects of Termination.
(a)
In the event of expiration of this Agreement pursuant to Section 11.1 (Term) or the termination of this Agreement by Heron pursuant to Sections 11.2(a) (Termination for Long Grove’s Breach), 11.2(b) (Termination for Long Grove’s Insolvency), or 11.2(c) (Termination for a Force Majeure Event Affecting Long Grove) or 11.5 ([***]), then (i) Heron’s obligation set forth in Section 7.6 (Exclusivity) will terminate; (ii) Heron shall have the rights to continue to sell Product in accordance with Section 11.6(d); (iii) the license granted by Long Grove to Heron pursuant to Section 9.3 will terminate (subject to the sell-off period set forth in Section 11.6(d)); and (iv) each Party shall return to the other Party all copies of the other Party’s Confidential Information previously delivered within [***] ([***]) calendar days of the termination date, except to the extent that the receiving Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and Licensed Know-How shall be deemed to be the Confidential Information of Long Grove.
(b)
In the event of termination of this Agreement by Long Grove pursuant to Sections 11.2(a) (Termination for Heron’s Breach), 11.2(b) (Termination for Heron’s Insolvency), 11.2(c) (Termination for a Force Majeure Event Affecting Heron), 11.3 (Additional Termination Rights of Long Grove), or 11.4 (Termination by Heron Without Cause), then (i) Heron shall perform the Technology Transfer and Qualification activities enumerated in Section 2.2 to a contract manufacturing organization designated by Long Grove or to any other designee of Long Grove; (ii) Long Grove’s obligations set forth in Section 7.6 (Exclusivity) will terminate; (iii) Heron shall have the rights to continue to sell Product in accordance with Section 11.6(d); (iv) the license granted by Long Grove to Heron pursuant to Section 9.3 will terminate (subject to the sell-off period set forth in Section 11.6(d)), (v) each Party shall return to the other Party all copies of such other Party’s Confidential Information previously delivered within [***] ([***]) calendar days of the termination date, except to the extent that the receiving Party is required to keep a copy of such Confidential Information pursuant to Applicable Law, and Licensed Know-How shall be deemed to be the Confidential Information of Long Grove, (vi) solely in the event that termination under this Section 11.6(b) occurs after the achievement of the Regulatory-Based Milestone Event of First Commercial Sale of Product in the Territory which has been Manufactured as the result of the Technology Transfer and Qualification, Heron shall use best reasonable efforts to assign the Heron CMO Agreement to Long Grove to the extent applicable to the supply of Product as soon as practicable after the effective date of termination, but in no event later than [***] ([***]) calendar days after such date, (vii) if the approval from FDA of the post-approval supplement permitting Manufacture of Product at the facility of the Heron CMO has been obtained, until such time as the Heron CMO Agreement has been assigned to Long Grove, Heron shall procure Product on behalf of Long Grove at Long Grove’s expense from the Heron CMO pursuant to the Heron CMO Agreement on the same terms and conditions, including price with no markup, as offered to Heron pursuant to arrangements to be reasonably negotiated between Long Grove and Heron, such agreement not to be unreasonably withheld, delayed, or conditioned, and (viii) Heron shall use best reasonable efforts to provide transition assistance for the transfer of pharmacovigilance activities to Long Grove as soon as reasonably practicable at Heron’s expense.
(c)
In connection with any termination of this Agreement (but not the expiration), with respect to any sublicense entered into by Heron with a sublicensee granting such sublicensee the right to commercialize Product in the Territory, at the relevant sublicensee’s option and on the condition that such sublicensee is not in material breach of any of its obligations under such sublicense, Long Grove shall enter into a direct license with the sublicensee on economic terms at least as favorable to Long Grove as the applicable terms of the sublicense entered between Heron and such sublicensee; provided that (a) Long Grove will not be required to undertake obligations in addition to those required by this Agreement, (b) Long Grove’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license, and (c) Long Grove will have no obligation to enter into such a direct license if it is able to enter into a license agreement with a Third Party on economic terms more favorable to Long Grove.
(d)
In the event of (A) the expiration of this Agreement pursuant to Section 11.1 (Term) or (B) the occurrence of the circumstances described in Section 11.5(a), for a period of [***] ([***]) months after the effective date of expiration or termination of this Agreement, Heron, its Affiliates and sublicensees shall be entitled to continue to sell any existing inventory of [***] and [***] in the Territory for which Regulatory Approval had been obtained prior to termination in accordance with the terms and conditions of this Agreement, and [***] and [***] sold or disposed of during such period shall be subject to the same royalties as would have applied and all milestones achieved during such period with respect to [***] and [***] shall be earned had this Agreement otherwise remained in full force and effect. No new Product may be Manufactured by Heron after the effective date of termination.
11.7.
Non-Exclusive Remedy. Termination of this Agreement in whole or in part, and the additional consequences set forth in this Article 11, will be in addition to, and will not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to seek legal damages and/or equitable relief with respect to any breach of this Agreement. Upon termination or expiration of this Agreement in whole or in part for any reason, in addition to the provisions of Article 11 hereof, no Party will be released from any obligations that accrued prior to the effective date of expiration or termination.
12.
MISCELLANEOUS
12.1.
Each Party Pays Own Costs. Except as expressly stated otherwise herein, each Party shall be responsible for the costs it incurs in performing its obligations under this Agreement.
12.2.
Foreign Corrupt Practices Act and International Trade Sanctions. Neither Party and none of the officers, directors, agents, employees or any other Person acting on either Party’s behalf has (i) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to a political activity, to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Applicable Law; (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts; or (iii) violated or failed to comply with any export restrictions, anti-boycott regulations, embargo restrictions or other similar Applicable Law. In addition, neither Heron nor Long Grove will do any of the foregoing activities set forth in clause (i)-(iii) during the Term.
12.3.
Independent Contractor. The relationship between the Parties is that of independent contractors, and nothing contained in this Agreement or otherwise will be deemed to create any other relationship, including employment, partnership, agency or joint venture among them. Neither Party has or will have any authority to employ any person as agent or employee for or on behalf of the other Party, or to bind, or attempt to bind, the other Party to any obligation with any Third Party. Each Party has and retains full control and supervision over the performance of its obligations hereunder and over the employment, direction, compensation and discharge of all employees, agents and subcontractors it utilizes in the performance of such obligations. Each Party is responsible for its acts and omissions and those of its employees, agents and subcontractors.
12.4.
Advertising and Publicity. Neither Party may use the name or any trademark, trade name, logo or symbol of the other Party or its Affiliates, or disclose any matters relating to this Agreement, in any advertising, promotion, press/publicity releases, written articles or communications without the prior written consent of the other Party, except as required under Applicable Law.
12.5.
Force Majeure. Except for the obligations of Heron to make payments under this Agreement, neither Party will be liable for delays in performance or nonperformance in whole or in part due to any causes that are beyond its reasonable control and not due to its acts or omissions, such as acts of God, earthquake, riot, civil commotion, terrorism, war, fire, strikes, embargo, acts of the government, or other similar causes, but not acts that could be anticipated, such as raw material price increases, shortages of raw material or an increase in demand for [***] (a “Force Majeure”). In such event, the Party experiencing the Force Majeure shall promptly give notice to the other Party and may suspend performance and extend the time for performance for the duration of the event. In the event of any Force Majeure impacting any Party’s performance lasting longer than [***] ([***]) months, the Party not experiencing the Force Majeure may terminate this Agreement pursuant to Section 11.2(c).
12.6.
Assignment and Subcontracting. Either Party may assign this Agreement, in whole or in part, to any other Person in connection with the sale of all or substantially all of the assets of such Party pertaining to the subject matter of this Agreement, or the sale, merger or acquisition of such Party in its entirety, without the prior written consent of the other Party. As a condition of such assignment, the assignee shall agree in writing to be bound by all obligations of the assigning Party hereunder. Long Grove may, without Heron’s consent, assign this Agreement, and its rights and obligations thereunder in whole or in part to any Third Party in connection with the monetization, transfer or sale of any right to receive royalties or other consideration. This Agreement shall be binding upon the successors and permitted assigns of the Parties. Any assignment not in accordance with this Section 12.6 shall be void. In the event that Long Grove assigns this Agreement, or assigns, sells, transfers or otherwise divests rights and/or assets of [***]

or Licensed Technology, to an entity that does not have the resources to maintain [***], Long Grove agrees that it will transfer [***] to either (i) an Affiliate of Long Grove that does have the resources to maintain [***], or (ii) Heron.
12.7.
Notices. Any notice, communication or statement required or permitted to be given hereunder shall be in writing and deemed to have been sufficiently given when delivered in person or by registered or certified mail, postage prepaid, return receipt requested or by overnight courier service, addressed as follows:

To Long Grove:

Long Grove Pharmaceuticals, LLC

[***]

Attention: Legal Department

Email: [***]

To Capstone:

[***]

Attention: Legal Department

Email: [***]

To Heron:

Heron Therapeutics, Inc.

25 Fenton Main Street, Suite 300

Cary, North Carolina 27511

Attention: Legal

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

One Liberty Place

1650 Market Street, Suite 5000

Philadelphia, PA 19103-7300

Attn: Lauren Murdza, Esq.

Email: lauren.murdza@us.dlapiper.com

A Party may, by written notice to the other, change the addresses and names given above.

12.8.
Non-Waiver. The failure of a Party to strictly enforce any of the terms or conditions of this Agreement will not be considered as a waiver of any right hereunder nor will it deprive that Party of the right at some other time to insist upon strict adherence to that term or condition or to any other terms or conditions.

12.9.
Severability. If any Article, subsection, sentence or clause of this Agreement is adjudged illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect the legality, validity or enforceability of this Agreement as a whole or of any article, subsection, sentence or clause hereof not so adjudged, and the remaining terms and provisions of this Agreement will remain unimpaired and in full force and effect.
12.10.
Section Headings and other Interpretive Provisions. All section headings herein are for convenience only and will not be construed as a limitation of the scope of the particular sections to which they refer. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa. Section and Schedule references are to this Agreement unless otherwise specified. The term “including” is not limiting, and means “including, without limitation”.
12.11.
Governing Law and Jurisdiction; WAIVER OF JURY TRIAL. This Agreement is made in, is governed by and shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws, and excluding the United Nations Convention on Contracts for the International Sale of Goods. All disputes under this Agreement will be decided by a State or Federal Court located in Wilmington, Delaware, and each Party hereby submits to the jurisdiction of those courts. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO: (I) HEREBY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (II) HEREBY ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
12.12.
Successors and Assigns. This Agreement will apply to, inure to the benefit of and be binding upon the Parties hereto and upon their respective successors and permitted assigns.
12.13.
Capstone Backstop Obligations.
(a)
If Long Grove fails to make any payment of any material undisputed Quarterly Documented Expenses to Heron required under this Agreement when and as due, Capstone shall, upon Heron’s written notice to Capstone and Long Grove, directly pay such amount to Heron.
(b)
In the event Long Grove materially breaches its obligation to perform, or in the event that after a Change of Control of Long Grove, the acquirer of Long Grove fails to perform, Technology Transfer and Qualification activities set forth in Section 2.2 of this Agreement and fails to cure the material breach within [***] ([***]) calendar days after written notice of the material breach is given to the breaching Party,

Capstone shall, upon Heron’s written notice to Capstone and the breaching Party, directly perform, or cause to be performed, such activities. Notwithstanding the foregoing, if the relevant breach is curable, but not reasonably curable within [***] ([***]) days, the breaching Party may provide Heron with (i) a plan that is reasonably acceptable to Heron for the cure of such material breach, (ii) evidence that the breaching Party has committed sufficient funding to support such plan, and (iii) evidence reasonably satisfactory to Heron that the breaching Party has taken concrete steps to commence implementation of such agreed-upon plan, the period of cure set forth in this Section 12.13 shall be extended as set forth in such plan. In the event that the breaching Party ceases to fully perform the foregoing efforts to cure such material breach, or if such material breach is not cured within the period of time set forth in such agreed-upon plan, Capstone shall, upon Heron’s written notice to Capstone and the breaching Party, directly perform, or cause to be performed, such obligations.
(c)
The foregoing obligations shall remain in full force and effect until the completion of Technology Transfer and Qualification activities and payment of all Quarterly Documented Expenses, after which Capstone shall have no further obligations and shall no longer be deemed to be a party to this Agreement.
12.14.
Survival of Obligations. The termination or expiration of this Agreement will not affect the survival and continuing validity of Section 4.4 (Records), Section 4.5 (Payments and Currency; Disputes), Section 4.6 (Taxes), Sections 7.7 and 7.8 (Disclaimer of Other Warranties and Limitation on Damages), Article 8 (Confidentiality), Sections 9.1 and 9.2 (Background Intellectual Property Rights and Arising Intellectual Property Rights), Section 9.3 (License to Heron) (only to the extent necessary to permit Heron, its Affiliates and sublicensees to sell existing inventory of [***] and [***] during the sell-off period set forth in Section 11.6(d)), Section 9.4(e) (Infringement of the Licensed Patents) (only with respect to actions initiated prior to expiration or provision of a notice of breach that results in a termination), Section 9.4(f) (Infringement of Third Party IP) (only with respect to actions initiated prior to expiration or provision of a notice of breach that results in a termination), Section 9.4(h), Article 10 (Indemnification and Insurance), Section 11.6 and each of the sections referenced therein solely to the extent explicitly stated (Effects of Termination), Section 11.7 (Non-Exclusive Remedy), and Article 12 (Miscellaneous) or of any other provision that is expressly or by implication intended to continue in force after such termination or expiration.
12.15.
Amendments. No modification, alteration or amendment of this Agreement will be binding upon the Parties unless contained in a writing signed by a duly authorized agent for each Party and specifically referring hereto or thereto, as the case may be.
12.16.
Entire Agreement. This Agreement, together with any documents attached hereto constitutes the entire agreement of the Parties with respect to its subject matter and merges and supersedes all prior discussions and writings with respect thereto, including any term sheet between the Parties.

[Remainder of this page left blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date first set forth above.

HERON THERAPEUTICS, INC. LONG GROVE PHARMACEUTICALS, LLC

By: /s/Craig Collard By: /s/Ellen Hoffing

Name: Craig Collard Name: Ellen Hoffing

Title: CEO Title: Chief Financial Officer

Capstone is executing this Agreement solely for the purpose of agreeing to the obligations set forth in Section 7.6 (Exclusivity) and Section 12.13 (Capstone Backstop Obligations), and Capstone shall have no other rights, obligations, or liabilities under this Agreement.

CAPSTONE DEVELOPMENT

SERVICES COMPANY, LLC

By: /s/Al Heller

Name: Al Heller

Title: COB

APPENDIX A

[***]

APPENDIX B

[***]

APPENDIX C

[***]

EXHIBIT 1

[***]